The Amended and Restated Participation Agreement dated December 2, 2004 by and among USAllianz Variable Insurance Products Trust (now Allianz Variable Insurance Products Trust), Allianz Life Insurance Company of North America, and BISYS Fund Services Limited Partnership is hereby amended by deleting the existing Schedule A, and inserting in lieu thereof the following:


                                   SCHEDULE A
                               AMENDED MAY 1, 2007


FUNDS AVAILABLE UNDER THE CONTRACTS

AZL AIM Basic Value Fund
AZL AIM International Equity Fund
AZL Columbia Technology Fund
AZL Davis NY Venture Fund
AZL Dreyfus Founders Equity Growth Fund
AZL Dreyfus Premier Small Cap Value Fund
AZL First Trust Target Double Play Fund
AZL Franklin Small Cap Value Fund
AZL Jennison 20/20 Focus Fund
AZL Jennison Growth Fund
AZL LMP Large Cap Growth Fund
AZL LMP Small Cap Growth Fund
AZL Legg Mason Growth Fund
AZL Legg Mason Value Fund
AZL Money Market Fund
AZL NACM International Fund
AZL Neuberger Berman Regency Fund
AZL OCC Opportunity Fund
AZL OCC Renaissance Fund
AZL OCC Value Fund
AZL Oppenheimer Developing Markets Fund
AZL Oppenheimer Global Fund
AZL Oppenheimer International Growth Fund
AZL Oppenheimer Main Street Fund
AZL PIMCO Fundamental IndexPLUS Total Return Fund
AZL S&P 500 Index Fund
AZL Schroder International Small Cap Fund
AZL Small Cap Stock Index Fund
AZL TargetPLUS Balanced Fund
AZL TargetPLUS Equity Fund
AZL TargetPLUS Growth Fund
AZL TargetPLUS Moderate Fund
AZL Van Kampen Aggressive Growth Fund
AZL Van Kampen Comstock Fund
AZL Van Kampen Equity and Income Fund
AZL Van Kampen Global Franchise Fund
AZL Van Kampen Global Real Estate Fund
AZL Van Kampen Growth and Income Fund
AZL Van Kampen Mid Cap Growth Fund
AZL Van Kampen Strategic Growth Fund


SEPARATE ACCOUNTS UTILIZING THE FUNDS
-------------------------------------
Allianz Life Variable Account A
Allianz Life Variable Account B


CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS
ALLIANZ LIFE VARIABLE ACCOUNT A:
-------------------------------------
USAllianz LifeFund
ValueLife
Valuemark Life

ALLIANZ LIFE VARIABLE ACCOUNT B:

Allianz Alterity
Allianz Custom Income
Allianz Elite
Allianz High Five
Allianz High Five Bonus
Allianz High Five L
Allianz Rewards
Allianz Valuemark II
Allianz Valuemark III
Allianz Valuemark IV
Allianz Valuemark Income Plus
Allianz Vision
USAllianz Charter
USAllianz Charter II
USAllianz Dimensions

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this amendment to the participation agreement as of May 1, 2007.

BISYS FUNDS SERVICES LIMITED PARTNERSHIP            USALLIANZ VARIABLE INSURANCE
BISYS FUNDS SERVICE, INC. ITS GENERAL PARTNER       PRODUCTS TRUST


By:      /s/ Fred Nadaff                            By:       /s/ Brian Muench
Name:    Fred Nadaff                                Name:     Brian Muench
Title:   President                                  Title:    Vice President


ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
By:      /s/ Wayne A. Robinson
Name:    Wayne A. Robinson
Title:   Senior Vice President II